UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective November 14, 2005, Mr. Frederick B. Bruning, age 57, was appointed as Chief Accounting Officer of Noble Energy, Inc. (the “Company”). Prior to joining the Company, Mr. Bruning was employed by Occidental Petroleum Corporation for 25 years, most recently serving as Vice President and Controller of Occidental Petroleum Corporation from 1994 to 1999. Since that time, Mr. Bruning has served as Chief Financial Officer and Vice President of Finance and Administration of BlueMountain.com (now a subsidiary of American Greetings Corporation) from 1999 to 2001, Chief Financial Officer and Executive Vice President of Burstein Technologies, Inc. from 2001 to 2004, and most recently as Vice President of Business Operations for Fidelity National Financial in Santa Ana, California, from 2004 until April 2005. Mr. Bruning holds a BBA degree in Accounting from Loyola Marymount University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
     Pursuant to an offer letter effective November 4, 2005, Mr. Bruning will be entitled to receive an annual base salary of $230,000, will be granted an incentive bonus of $40,000, which is conditioned upon his continued employment with the Company for at least 12 months, and will be eligible to participate in the Company’s Short-Term Incentive Plan. In connection with his employment, Mr. Bruning will receive options exercisable for 10,000 shares of common stock of the Company pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan. Mr. Bruning’s employment is terminable at will.
     On November 16, 2005, the Company issued a press release regarding the appointment of Mr. Bruning as the Company’s Chief Accounting Officer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits. The following exhibit is furnished as part of this current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 16, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: November 16, 2005	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 16, 2005.